Exhibit 99.1
Intensity Therapeutics Announces Reverse Stock Split

Intensity’s common stock is expected to begin trading on a post-split adjusted basis on February 19, 2026

Shelton, Conn., February 13, 2026 – Intensity Therapeutics, Inc. (“Intensity” or “the Company”) (Nasdaq: INTS), a late-stage clinical biotechnology company focused on the discovery and development of novel intratumoral cancer therapies that are designed to kill tumors and increase immune system recognition of cancers using its proprietary non-covalent conjugation technology, today announced that the board of directors of the Company approved a 1-for-25 reverse stock split (the “Reverse Split”) of the Company’s common stock. The Reverse Split was approved by the stockholders of the Company at a special meeting of the Company held on October 22, 2025. The Reverse Split will legally take effect at 4:01 p.m. Eastern Time, on February 18, 2026. The Company’s common stock will open for trading under a new CUSIP number 45828J 202 on The Nasdaq Capital Market on February 19, 2026, on a split-adjusted basis under the current ticker symbol “INTS.” The Reverse Split is intended to increase the per share trading price of the Company’s common stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market.
The 1-for-25 Reverse Split will automatically convert every twenty-five (25) current shares of the Company’s common stock into one (1) share of common stock. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise hold a fractional share of the Company’s common stock following the Reverse Split will receive a cash payment in lieu thereof at a price equal to that fractional share to which the stockholder would otherwise be entitled multiplied by the closing sale price of the common stock on The Nasdaq Capital Market, as adjusted for the Reverse Split, on February 18, 2026.
The Reverse Split will reduce the number of shares of outstanding common stock from approximately 63,346,579 shares, the number of shares outstanding as of February 12, 2026, to approximately 2,533,863 shares. The total authorized number of shares will not be reduced. Proportional adjustments will also be made to the exercise and conversion prices of the Company’s outstanding stock options, warrants, and convertible securities, and to the number of shares issued and issuable under the Company’s stock incentive plans.
Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker, or other nominee will have their positions automatically adjusted to reflect the Reverse Split, subject to brokers’ particular processes, and will not be required to take any action in connection with the Reverse Split. For those stockholders holding physical stock certificates, the Company’s transfer agent, Continental Stock Transfer & Trust, will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-split number of shares, and any payments in cash in lieu of fractional shares, if applicable.

About INT230-6
INT230-6, Intensity's lead proprietary investigational product candidate, is designed for direct intratumoral injection. INT230-6 was discovered using Intensity's proprietary DfuseRx℠ technology platform. The drug consists of two proven, potent anti-cancer agents, cisplatin and vinblastine sulfate, and a diffusion and cell penetration enhancer molecule ("SHAO") that facilitates the dispersion of potent cytotoxic drugs throughout tumors, allowing the active agents to diffuse into cancer cells. These agents remain in the tumor, resulting in a favorable safety profile. In addition to local disease control and direct tumor killing, INT230-6 causes a release of a bolus of neoantigens specific to the malignancy, leading to immune system engagement and systemic anti-tumor effects. Importantly, these effects are mediated without immunosuppression, which often occurs with systemic chemotherapy.
About Intensity Therapeutics
Intensity is a late-stage clinical biotechnology company whose novel engineered chemistry enables aqueous cytotoxic-containing drug formulations to mix and saturate a tumor's dense, high-fat, pressurized environment following direct intratumoral injection. As a result of the saturation, Intensity's clinical trials have demonstrated the ability of INT230-6 to kill tumors and elicit an adaptive immune response within days of injection, representing a new approach to cancer cell death that holds the potential to shift the treatment paradigm and turn many deadly cancers into chronic diseases even for malignancies that do not respond to conventional immunotherapy. Intensity has completed two clinical studies and enrolled over 200 patients using INT230-6; a Phase 1/2 dose escalation study in metastatic cancers including sarcomas (NCT03058289), and a Phase 2 randomized control clinical trial in locally advanced breast cancer (the “INVINCIBLE-2 Study”) (NCT04781725) in women without undergoing chemotherapy prior to their surgery. The Company initiated a Phase 3 trial in soft tissue sarcoma (the “INVINCIBLE-3 Study”) (NCT06263231), testing INT230-6 as second or third line monotherapy compared to the standard of care ("SOC") with overall survival as an endpoint. Intensity also initiated a Phase 2 study (the "INVINCIBLE-4 Study") (NCT06358573) in collaboration with the Swiss Cancer Group, formerly the Swiss Group for Clinical Cancer Research SAKK, as part of a Phase 2/3 program evaluating INT230-6 followed by the SOC immunochemotherapy and the SOC alone for patients with presurgical triple-negative breast cancer. Pathological complete response ("pCR") is the endpoint. For more information about Intensity, including publications, papers and posters about its novel approach to cancer therapeutics, visit www.intensitytherapeutics.com.
Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These statements include, but are not limited to, statements relating to the Company's expected future plans, cash runway, development activities, projected milestones, business activities or results. When or if used in this communication, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or its management, may identify forward-looking statements. The forward-looking statements contained in this press release are based on management's current expectations and projections about future events. Nevertheless, actual results or events could differ materially from the plans, intentions, and expectations disclosed in, or implied by, the forward-looking statements. These risks and uncertainties, many of which are beyond our control, include: the initiation, timing, progress and results of future preclinical studies and clinical trials and research and development programs; the need to raise additional funding before the Company can expect to generate any revenues from product sales; plans to develop and commercialize product candidates; the timing or likelihood of regulatory filings and approvals; the ability of the Company's research to generate and advance additional product candidates; the risk that product candidates that appear promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials; the implementation of the Company's business model, strategic plans for the Company's business, product candidates and technology; commercialization, marketing and manufacturing capabilities and strategy; the rate and degree of market acceptance and clinical utility of the Company's system; the Company's competitive position; the Company's intellectual property position; developments and projections relating to the Company's competitors and its industry; the Company's ability to maintain and establish collaborations or obtain additional funding; expectations related to the use of cash and cash equivalents and investments; our potential inability to satisfy the Nasdaq Capital Market's requirements for continued listing and be subject to delisting; estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and other risks described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and in the Company's subsequent SEC ﬁlings, which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management's current estimates, projections, expectations and beliefs. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

Investor Relations Contact:
Justin Kulik
justin@coreir.com
(516) 222-2560

Media Contact:
Matt Cossel
CORE IR
PR@coreir.com
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